UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2022

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 260
Boca Raton, Florida, 33487
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	SBIG	The Nasdaq Global Market

Warrants, each exercisable for one share of Common Stock, at an exercise price of $11.50 per share	SBIGW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2022, SpringBig Holdings, Inc. (the “Company”) entered into an Amendment No. 2 (the “Second Amendment”) to each of the Senior Secured Original Issue Discount Convertible Promissory Note, dated June 14, 2022 (the “Note”) made by the Company in favor of L1 Capital Global Opportunities Master Fund, a Cayman Islands business organization (the “Holder”), and the Securities Purchase Agreement, dated April 29, 2022 between the Company and the Holder (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note or Purchase Agreement, as is applicable. The Note and the Purchase Agreement had previously been amended by an Amendment, dated as of December 1, 2022, between the Company and the Holder (the “First Amendment”). The Second Amendment provided that (i) the First Amendment would immediately become void and of no force and effect, and (ii) the remaining principal balance of the Note (after giving effect to all prior payments and conversions thereof), would be payable in monthly payments of $344,444.44 on January 3, 2023, and thereafter in equal monthly payments of $556,209.15, commencing on February 1, 2023, and continuing on the first business day of each successive month thereafter until the Principal has been paid in full prior to or on the Maturity Date. The above summary is subject in all respects to the actual terms and conditions of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Form 8-K.

The information in Item 1.01 and in the accompanying Exhibit 10.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 dated December 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

December 29, 2022	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer